UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007 (February 28, 2007)

Eagle Bulk Shipping Inc.
(Exact Name of Registrant as Specified in its Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
477 Park Avenue New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 785-2500
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 28, 2007 Registrant entered into an underwriting agreement (the ‘‘Underwriting Agreement’’) with UBS Securities LLC (the ‘‘Underwriter’’) pursuant to which Registrant agreed to sell to the Underwriter 5,400,000 common shares, par value $0.01 per share (the ‘‘Firm Shares’’) at a price per share to the Underwriter of $18.50. In addition, the Company granted the Underwriter an option to purchase up to an additional 810,000 common shares to cover over-allotments, if any, at the same price per share as the Firm Shares. On March 6, 2007 the sale of the Firm Shares pursuant to the Underwriting Agreement was completed, resulting in net proceeds to Registrant of approximately $99,900,000 before expenses.

Item 9.01    Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

Exhibit No.	Description
10.1	Underwriting Agreement, dated February 28, 2007, between Eagle Bulk Shipping Inc. and UBS Securities LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
By: /s/ Sophocles N. Zoullas Name: Sophocles N. Zoullas Title: Chief Executive Officer

Date: March 6, 2007

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Underwriting Agreement, dated February 28, 2007, between Eagle Bulk Shipping Inc. and UBS Securities LLC.

2